SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2006

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction or incorporation)	000-51118 (Commission File Number)	41-2021446 (IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota (Address of principal executive offices)		55423 (Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 26, 2006, SoftBrands, Inc. and George Ellis, entered a letter agreement that clarified that Mr. Ellis’ services as Executive Chairman would end effective June 30, 2006, but that he will continue as a director and Chairman of the Board of Directors of SoftBrands. Consistent with the transition agreement signed by SoftBrands and Mr. Ellis in October 2005, the letter provides that Mr. Ellis will continue to be entitled to annual director fees of $100,000 as Chairman of the Board, but that the other compensation he received as Executive Chairman (other than participation in a health plan after retirement) would end as of June 30, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective June 30, 2006, the executive services of George Ellis as Executive Chairman of SoftBrands will end, but Mr. Ellis will remain a director and Chairman of the Board of Directors of SoftBrands.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits

10.1  Clarification of benefits letter dated June 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2006

SOFTBRANDS, INC.

/s/ Randal B. Tofteland
Randal B. Tofteland, Chief Executive Officer and President